SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LOUDEYE CORP.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
CALCULATION OF FILING FEE

Per unit price
or other
underlying
	Aggregate	value of
	number of	transaction
	securities	computed	Proposed
	to which	pursuant to	maximum
Title of each class of securities to which	transaction	Exchange Act	aggregate value
transaction applies	applies	Rule 0-11	of transaction	Total fee paid

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On September 26, 2006, Loudeye, Corp. commenced a mailing of the letter below to certain Loudeye Corp. stockholders of record as of August 31, 2006:

Dear Loudeye Corp. Stockholder:	September 26, 2006
You have previously received proxy materials in connection with the Special Meeting of Stockholders of Loudeye Corp. to be held on Wednesday, October 11, 2006. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.
Loudeye is asking its stockholders to vote on two proposals:
•	Proposal 1: to adopt the Agreement and Plan of Merger dated as of August 7, 2006, by and among Loudeye Corp., Nokia Inc., and Loretta Acquisition Corporation, a wholly-owned subsidiary of Nokia.
•	Proposal 2: to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement
Loudeye’s Board of Directors has unanimously recommended a vote in favor of both proposals.
Please see the proxy material previously mailed to you for additional information.
Since the required vote to approve Proposal 1 and Proposal 2 is an affirmative vote of a majority of all shares outstanding and eligible to vote, if you did not vote with respect to Proposal 1 and Proposal 2, your failure to vote will have the effect of a vote AGAINST this proxy agenda.
Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay.
We strongly encourage you to vote your shares today. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Meeting:
1. VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Using the control number located on your proxy card, cast your ballot.
2. VOTE VIA THE INTERNET: You may cast your vote by logging into www.proxyvote.com and follow the instructions on the website.
3. VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.
YOUR PARTICIPATION IS IMPORTANT — PLEASE VOTE TODAY!
If you have any questions relating to this Stockholder Meeting or voting your shares, you may call our proxy specialists toll-free at 800-314-9816 ext. 112 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern time. You may also contact this number to request additional proxy materials. Thank you in advance for your support.
IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
On September 1, 2006, Loudeye filed a proxy statement in connection with the proposed merger. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials because they contain important information about the proposed merger. Investors and stockholders may obtain free copies of these documents and other documents filed by the Company with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by Loudeye by going to the Loudeye’s corporate website at www.loudeye.com or by directing a request by mail or telephone to Loudeye Corp.,1130 Rainier Avenue South, Seattle, WA 98144, Attention: Corporate Secretary, Telephone: (206) 832-4000. Investors and stockholders are urged to read the proxy statement and the other relevant materials before making any voting decision with respect to the merger.
Loudeye and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Loudeye in favor of the proposed merger. A description of any interests that Loudeye’s officers and directors have in the proposed merger is available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock is also set forth in the proxy statement. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.